UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 1
                                (Amending Item 7)

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  April 2001



                             Ridgewood Hotels, Inc.
             (Exact name of registrant as specified in its charter)



Delaware                            0-14019_                      58-1656330
(State or other              (Commission File Number)             (IRS Employer
jurisdiction of                                                   Identification
incorporation)                                                    Number)



1106 Highway 124, Hoschton, Georgia                                     30548
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code:  (770) 867-9497

Explanatory Note: This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed by Ridgewood Hotels, Inc., a Delaware corporation ("Ridgewood"), on July 2, 2001 with respect to Ridgewood's acquisition of 100% of the membership interests in RW Louisville Hotel Associates, LLC, which owns a hotel in Louisville, Kentucky. This Amendment No. 1 is being filed to set forth the audited financial statements of RW Louisville Hotel Associates, LLC for the years ended December 31, 2000 and 1999 and the unaudited pro forma consolidated financial statements of Ridgewood as of and for the year ended March 31, 2001.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Business Acquired. Included in this Current Report (see "Index to Financial Statements" attached hereto) are the following financial statements of RW Louisville Hotel Associates, LLC for the years ended December 31, 2000 and 1999, together with the notes thereto, which have been audited by Arthur Andersen LLP, whose opinion thereon is included herein:

          (1)  Balance Sheets as of December 31, 2000 and 1999;

          (2) Statements of Operations for the years ended December 31, 2000 and 1999;

          (3) Statements of Members' Deficit for the years ended December 31, 2000 and 1999; and

          (4) Statements of Cash Flows for the years ended December 31, 2000 and 1999.

     (b) Pro Forma Financial Information. Included in this Current Report (see "Index to Financial Statements" attached hereto) are the following unaudited pro forma consolidated financial statements of Ridgewood as of March 31, 2001, together with the notes thereto (the "Pro Forma Statements"):

          (1) Unaudited pro forma consolidated balance sheet as of March 31, 2001; and

          (2) Unaudited pro forma consolidated statement of income for the fiscal year ended March 31, 2001.

     The Pro Forma Statements should be read in conjunction with the historical consolidated financial statements of Ridgewood and the historical financial statements of RW Louisville Hotel Associates, LLC and the related notes thereto.

      (c) Exhibits


          23.1 Consent of Arthur Andersen LLP

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          RIDGEWOOD HOTELS, INC.



                                          By:  /s/  Peter Conboy
                                             ----------------------------------
                                               Peter Conboy
                                               Director of Finance & Accounting

Dated as of October 18, 2001

                                  EXHIBIT INDEX


23.1  Consent of Arthur Andersen LLP

                          INDEX TO FINANCIAL STATEMENTS

                                                                          Pages

Audited Financial Statements:


Report of Independent Public Accountants....................................F-1

Balance Sheets as of December 31, 2000 and 1999.............................F-2

Statements of Operations for the years
   ended December 31, 2000 and 1999.........................................F-3

Statements of Members' Deficit for the years ended
   December 31, 2000 and 1999...............................................F-4

Statements of Cash Flows for the years
   ended December 31, 2000 and 1999.........................................F-5

Notes to Audited Financial Statements.......................................F-6

Unaudited Pro Forma Consolidated Financial Statements:

Introduction to pro forma financial information.............................F-11

Unaudited pro forma consolidated balance sheet
   as of March 31, 2001.....................................................F-12

Notes to unaudited pro forma consolidated balance
   sheet as of March 31, 2001...............................................F-13

Unaudited pro forma consolidated statement of income
   for the year ended March 31, 2001........................................F-14

Notes to unaudited pro forma consolidated statement of
   income for the year ended March 31, 2001.................................F-15

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To RW Louisville Hotel Associates, LLC:


We have audited the accompanying balance sheets of RW LOUISVILLE HOTEL ASSOCIATES, LLC as of December 31, 2000 and 1999 and the related statements of operations, members' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RW Louisville Hotel Associates, LLC as of December 31, 2000 and 1999 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has been severely affected by the terrorist attacks of September 11, 2001, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 6. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.





Atlanta, Georgia
August 31, 2001
(except with respect to the matter
discussed in Note 6, as to which
the date is October 18, 2001)

                       RW LOUISVILLE HOTEL ASSOCIATES, LLC


                                 BALANCE SHEETS

                           DECEMBER 31, 2000 AND 1999


                     ASSETS                            2000            1999
                     ------                        ------------    ------------

CURRENT ASSETS:
    Cash and cash equivalents                      $     53,969    $     14,101
    Escrowed funds                                      445,665         284,454
    Accounts receivable, net of allowance for
       doubtful accounts of $8,972 and $7,931 in
       2000 and 1999, respectively                      267,876         296,465
    Other current assets                                 80,498         162,718
                                                   ------------    ------------
              Total current assets                      848,008         757,738
                                                   ------------    ------------
PROPERTY AND EQUIPMENT, at cost:
    Land                                              6,154,534       6,154,534
    Building                                         14,053,482      14,041,762
    Furniture, fixtures, and equipment                2,043,890       1,930,718
                                                   ------------    ------------
                                                     22,251,906      22,127,014
    Less accumulated depreciation                    (2,079,299)     (1,212,805)
                                                   ------------    ------------
              Property and equipment, net            20,172,607      20,914,209
                                                   ------------    ------------

FRANCHISE COSTS, net of accumulated amortization
    of $26,551 and $14,001 in 2000 and 1999,
    respectively                                         57,888          45,838
                                                   ------------    ------------
DEFERRED FINANCING COSTS, net of accumulated
    amortization of $105,152 and $64,448 in 2000
    and 1999, respectively                              301,848         342,552
                                                   ------------    ------------
              Total assets                         $ 21,380,351    $ 22,060,337
                                                   ============    ============


        LIABILITIES AND MEMBERS' DEFICIT               2000            1999
        --------------------------------           ------------    ------------
ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:
       Trade accounts payable                      $    136,810    $    177,888
       Accrued interest and other liabilities           244,108         339,613
       Accrued compensation                             214,595         148,124
       Accrued taxes                                     44,901          46,147
                                                   ------------    ------------
              Total current liabilities                 640,414         711,772
                                                   ------------    ------------
MORTGAGE NOTE PAYABLE (Note 2)                       17,856,406      18,148,379

LONG-TERM DEBT WITH RELATED PARTY (Note 2)            3,433,226       3,621,486
                                                   ------------    ------------
              Total liabilities                      21,930,046      22,481,637
                                                   ------------    ------------
COMMITMENTS AND CONTINGENCIES
     (Note 5)

MEMBERS' DEFICIT                                       (549,695)       (421,300)
                                                   ------------    ------------
              Total liabilities and members'
                 deficit                           $ 21,380,351    $ 22,060,337
                                                   ============    ============



      The accompanying notes are an integral part of these balance sheets.

                       RW LOUISVILLE HOTEL ASSOCIATES, LLC


                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999



                                                           2000          1999
                                                        ---------     ---------
REVENUES:
    Rooms                                              $6,183,347    $5,980,743
    Food and beverage                                   2,342,969     2,291,748
    Telephone                                              86,054        99,022
    Other                                                  59,744        32,941
                                                       ----------    ----------
              Total revenues                            8,672,114     8,404,454
                                                       ----------    ----------
EXPENSES:
    Rooms                                               1,374,700     1,330,939
    Food and beverage                                   1,444,471     1,323,863
    Telephone                                              48,444        43,788
    Administrative and general                          1,033,090       929,595
    Advertising, marketing, and promotion                 770,223       742,796
    Repairs and maintenance                               468,663       444,856
    Utilities                                             285,860       280,389
    Property insurance and taxes                          293,914       289,778
    Management fees (Note 4)                              303,822       349,168
    Other fixed expenses                                   42,804        63,981
                                                       ----------     ---------
              Total expenses                            6,065,991     5,799,153
                                                       ----------     ---------
INCOME BEFORE INTEREST, DEPRECIATION AND
     AMORTIZATION, AND CUMULATIVE EFFECT
     OF CHANGE IN ACCOUNTING PRINCIPLE                  2,606,123     2,605,301

INTEREST EXPENSE                                        1,814,770     1,839,384

DEPRECIATION AND AMORTIZATION                             919,748       841,864
                                                       ----------    ----------
LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN
     ACCOUNTING PRINCIPLE                                (128,395)      (75,947)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE             0      (325,517)
                                                       ----------    ----------
NET LOSS                                                $(128,395)    $(401,464)
                                                       ==========    ==========



        The accompanying notes are an integral part of these statements.

                       RW LOUISVILLE HOTEL ASSOCIATES, LLC


                         STATEMENTS OF MEMBERS' DEFICIT

                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999







BALANCE, January 1, 1999                                               $(19,836)

    Net loss--1999                                                     (401,464)
                                                                      ---------
BALANCE, December 31, 1999                                             (421,300)

    Net loss--2000                                                     (128,395)
                                                                      ---------
BALANCE, December 31, 2000                                            $(549,695)
                                                                      =========





        The accompanying notes are an integral part of these statements.

                       RW LOUISVILLE HOTEL ASSOCIATES, LLC


                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999




                                                                                   2000           1999
                                                                                ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                     $(128,395)     $(401,464)
                                                                                ----------     ----------
    Adjustments to reconcile net loss to net cash provided by operating activities:
           Depreciation and amortization                                           919,748        841,864
           Cumulative effect of change in accounting principle                           0        325,517
           Changes in assets and liabilities:
              Escrowed funds                                                      (161,211)         1,988
              Accounts receivable, net                                              28,589         (3,548)
              Other current assets                                                  82,220        (65,381)
              Franchise costs                                                      (24,600)             0
              Trade accounts payable                                               (41,078)       (21,031)
              Accrued interest and other liabilities                               (95,505)       195,378
              Accrued compensation                                                  66,471         30,365
              Accrued taxes                                                         (1,246)       (16,104)
                                                                                ----------     ----------
                 Total adjustments                                                 773,388      1,289,048
                                                                                ----------     ----------
                 Net cash provided by operating activities                         644,993        887,584
                                                                                ----------     ----------
CASH FLOWS USED IN INVESTING ACTIVITIES:
    Capital expenditures                                                          (124,892)      (705,251)
                                                                                ----------     ----------
CASH FLOWS USED IN FINANCING ACTIVITIES:
    Payments on mortgage note payable                                             (291,973)      (236,257)
    Payments on long-term note with related party                                 (188,260)        (2,204)
                                                                                ----------     ----------
              Net cash used in financing activities                               (480,233)      (238,461)
                                                                                ----------     ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                39,868        (56,128)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                      14,101         70,229
                                                                                ----------     ----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                           $53,969        $14,101
                                                                                ==========     ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
       Cash paid for interest during the year                                   $1,930,259     $1,723,895
                                                                                ==========     ==========


        The accompanying notes are an integral part of these statements.

                       RW LOUISVILLE HOTEL ASSOCIATES, LLC


                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Operations

RW Louisville Hotel Associates, LLC (the "Company") is a Delaware limited liability company organized on May 13, 1998 to own and manage a 271-room Holiday Inn hotel in Hurstbourne (the "Hotel"). The Company is owned by RW Louisville Hotel Investors, L.L.C. ("Investors") (99%), a Delaware limited liability company which is the non-managing member, and RW Hurstbourne Hotel, Inc., (1%), a Delaware corporation which is the managing member of the Hotel. Investors is owned by Ridgewood Georgia, Inc. (1%), a Georgia corporation which is the managing member of Investors, and RW Hotel Investment Associates, L.L.C. (99%), which is the non-managing member of Investors. RW Hotel Investment Associates, L.L.C was owned by Farallon Capital Management, L.L.C. until April 2001.

In April 2001, Ridgewood Georgia, Inc. entered in an assignment and assumption agreement (the "Assignment Agreement") with RW Hotel Investment Associates, LLC. ("Transferee") pursuant to which Transferee assigned to Ridgewood Georgia, Inc. Transferee's 99% membership interest in Investors. As a result, Ridgewood Georgia, Inc., which previously owned the remaining 1% membership interest in Investors, owns 100% of the membership interest in Investors. Ridgewood Georgia, Inc. and RW Hurstbourne Hotel, Inc. are wholly-owned subsidiaries of Ridgewood Hotels, Inc. As a result, the Company is indirectly 100% owned by Ridgewood Hotels, Inc.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers cash on hand, deposits in banks, and short-term investments with original maturities of 90 days or less to be cash and cash equivalents.

Inventories

Inventories consist of the Hotel's food, beverage, and retail stocks and are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment

Property and equipment are recorded at cost. Repairs and maintenance costs are expensed in the period incurred. Major improvements to existing property and equipment that increase the usefulness or useful life of the property or equipment are capitalized.

The Company depreciates property and equipment using the straight-line method over the estimated useful lives of such assets, which are generally 30 years for building and 5 years for furniture, fixtures, and equipment. Depreciation expense for 2000 and 1999 was $866,494 and $795,020, respectively.

Deferred Financing Costs

In connection with the underwriting of the mortgage note payable (Note 2), the Company incurred deferred financing costs which are being amortized on a straight-line basis over 10 years. As further discussed in Note 2, the mortgage note has a stated maturity of 25 years; however, certain terms of the mortgage note change significantly after July 2008, which leads management to believe that the Company may seek to refinance this note on or before July 2008. The amortization expense for deferred financing costs in 2000 and 1999 was $40,704.

Income Taxes

No provisions for income taxes have been made in the accounts of the Company, since the Members report their respective shares of taxable income and loss in their individual tax returns.

Fair Value of Financial Instruments

The recorded values of financial instruments including cash, escrowed funds, accounts receivable, other assets, accounts payable and accrued liabilities reflected in the financial statements are representative of their fair value due to the short-term nature of the instruments.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Organizational Costs

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") No. 98-5, "Reporting on the Costs of Start-Up Activities." This SOP requires costs of start-up activities and organizational costs to be expensed as incurred. The Company adopted this SOP effective January 1, 1999.

Organizational costs of $366,609 were being amortized over five years until January 1, 1999, when SOP No. 98-5 was adopted. The effect of the change in 1999 was to decrease net loss before change in accounting principle by $73,322. The adjustment of $325,517 to retroactively apply SOP No. 98-5 is included in net loss of 1999.


2.   LONG-TERM DEBT

Mortgage Note

On May 21, 1998, the Company entered into a mortgage note agreement with Column Financial Inc. for $18,500,000 to fund the purchase of the Hotel. The note bears interest at 7.39% per annum. Beginning July 2008, in addition to the fixed rate of 7.39%, the note shall accrue a second tranche of interest at a rate equal to the lesser of (i) the positive excess (if any) of the 20-year treasury rate plus 2% over 7.39%, or (ii) 5%. In 2000 and 1999, the Company recognized interest expense on the mortgage note of approximately $1,353,000 and $1,366,000, respectively. Beginning July 1, 1998, interest and principal are due monthly, based on a 25-year amortization schedule, with all remaining unpaid principal and interest being due on July 1, 2023. The note is collateralized by the Company's interest in the Hotel. At December 31, 2000 and 1999, $17,856,406 and $18,148,379 was outstanding on the note, respectively.

The principal outstanding at December 31, 2000 matures as follows:

          2001                                             $   297,120
          2002                                                 320,163
          2003                                                 344,993
          2004                                                 368,062
          2005                                                 400,293
          Thereafter                                        16,125,775
                                                           -----------
                                                           $17,856,406
                                                           ===========

The carrying value of the mortgage note approximates its fair value as of December 31, 2000 and 1999.


Related-Party Note

On July 20, 1998, the Company entered into a promissory note agreement with Louisville Hotel, LLC for $3,623,690 (the "Louisville Note"). The 80% owner and managing member of Louisville Hotel, LLC is Ridgewood Hotels, Inc. The note matures on June 20, 2008 and requires that the monthly net revenue from the Hotel, as defined in the note agreement, be paid to Louisville Hotel, LLC. to be applied to the interest and then to the principal of the Louisville Note. The Louisville Note is secured by the Company's monthly net revenue, which none of the Company's members have the right to pledge or transfer. The Louisville Note is also secured by Ridgewood Georgia, Inc. and RW Hotel Investment Associates, LLC's interests in Investors. The interest is 13% per annum from July 20, 1998. In 2000 and 1999, the Company recognized interest expense on the Louisville Note of approximately $462,000 and $473,000, respectively. As of December 31, 2000 and 1999, the principal outstanding on this note was $3,433,226 and $3,621,486, respectively.

The carrying value of the Louisville note approximates its fair value as of December 31, 2000 and 1999.


3.   FRANCHISE AGREEMENT

On August 15, 1995, Ridgewood Hotels, Inc. entered into a 10-year renewable franchise agreement with Holiday Hospitality Franchising, Inc. ("Holiday Hospitality") that allowed the Company to operate the Hotel under a Holiday Inn franchise. The Company incurred $316,423 and $299,624 under this franchise agreement in 2000 and 1999, respectively.

In conjunction with the initial franchise agreement and subsequent amendment, the Company incurred application fees of $84,439 that have been capitalized and are being amortized over the life of the franchise agreement. The amortization expense for 2000 and 1999 was $12,550 and $9,139, respectively.

On April 28, 2001, the Company entered into a revised franchise agreement with Holiday Hospitality. The Company's obligations under this revised franchise agreement are guaranteed by Ridgewood Hotels, Inc. The maturity of the revised franchise agreement is August 15, 2005. The main components of the franchise fee under the revised franchise agreement are as follows:

     o    A royalty equal to 5% of the gross rooms revenue; and

     o    A service contribution equal to 2.5% of the gross room revenue.

In the event that the franchise agreement is terminated as a result of a breach of the franchise agreement by the Company, the Company would be subject to liquidated damages equal to approximately 36 times the monthly franchise fees.

In conjunction with the revised franchise agreement, the Hotel is subject to a property improvement plan (the "Plan"). Under the Plan, the Company is required to make certain improvements by December 31, 2002, with certain interim milestones. Management estimates that the cost of these improvements is approximately $1,858,000. As of August 31, 2001, the Company had spent approximately $124,000 on improvements and had approximately $343,000 in escrow to spend on improvements.

Management has not determined whether the Company will be able to fund the remainder of the Plan within the required timeframe. If the Company is unable to fund the remainder of the Plan, Ridgewood Hotels, Inc. may be required to complete the Plan pursuant to its guaranty of the Company's obligations under the revised franchise agreement. If Ridgewood Hotels, Inc. did fund the Plan, the Company would be obligated to reimburse Ridgewood Hotels, Inc. for any amount of the Plan funded by Ridgewood Hotels, Inc. However, management has not determined whether Ridgewood Hotels, Inc. would have sufficient liquidity to fulfill the Company's obligations within the required timeframe. As a result, management is currently evaluating all of its options, including a potential sale of the Hotel prior to December 31, 2002.


4.   RELATED-PARTY TRANSACTIONS

Ridgewood Hotels, Inc., which indirectly owns 100% of the Company since April 2001, manages the Hotel under a 10-year management agreement dated April 30, 1998. Management fees paid by the Company to Ridgewood Hotels, Inc. consist of the following:

     o    A base management fee equal to 1.5% of annual gross revenues.

     o An incentive management fee equal to 1.5% of annual revenues for each year in which the actual net operating income exceeds 85% of the budgeted amount for that year.

     o A super incentive management fee determined as a percentage of annual gross revenues for each year in which the actual net operating income exceeds budget.

Management fee expense for 2000 and 1999 was $260,176 and $270,570, respectively.

Ridgewood Hotels, Inc. also provides workers' compensation and property and casualty insurance to the Company, based on a pro rata of the total insurance premium incurred by Ridgewood Hotels, Inc. The amount allocated to the Company for the years ended December 31, 2000 and 1999 was $93,639 and $112,498, respectively.

5.   COMMITMENTS AND CONTINGENCIES

The Company is involved in legal proceedings and claims, which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability, with respect to these actions, will not materially affect the financial position or results of operations of the Company.

6.   SEPTEMBER 11, 2001 TERRORIST ATTACKS

As a consequence of the September 11, 2001 terrorist attacks, the Hotel experienced numerous cancellations in September 2001, which resulted in an estimated $155,000 shortfall in revenue for that month. Also, more than 10% of the Hotel's room reservations traditionally come from airline companies. The Company is currently negotiating with the airlines but anticipates that revenues from these clients will decrease significantly in the foreseeable future. Management prepared a new forecast for 2001 showing significantly negative cash flow anticipated from September through December 2001. The uncertainty relating to the continued effects of the September 11 attacks as well as otherwise normal reduction in the Hotel's revenue in the months of November and December raise a substantial doubt as to the Company's ability to continue to fund its obligations during this period. To preserve assets, the Company intends to reduce or suspend its payments on the Louisville Note until the monthly net revenue from the Hotel is sufficient to allow payments to resume. Management is also studying contingency plans including plans to reduce expenses. Management is also considering other strategic alternatives including the possible sale of the Hotel.

                                 INTRODUCTION TO
                         PRO FORMA FINANCIAL INFORMATION


     The following unaudited pro forma consolidated balance sheet as of March 31, 2001 and unaudited pro forma consolidated statement of income for the fiscal year ended March 31, 2001 (collectively, the "Pro Forma Statements") are based on the audited historical Consolidated Financial Statements of Ridgewood Hotels, Inc. ("Ridgewood"), included in Ridgewood's Annual Report on Form 10-K, and the unaudited historical financial statements of RW Louisville Hotel Associates, LLC adjusted to give effect to the acquisition of RW Louisville Hotel Associates, LLC using the purchase method of accounting and the assumptions and adjustments in the accompany Notes to the Pro Forma Statements. The pro forma consolidated balance sheet gives effect to the transaction as if it occurred on March 31, 2001 and the pro forma consolidated statement of income gives effect to the transaction as if it occurred on April 1, 2000, the first day of Ridgewood's 2001 fiscal year.

     The pro forma adjustments are based upon available information and certain assumptions that Ridgewood believes are reasonable. The Pro Forma Statements are provided for informational purposes only and do not purport to represent what Ridgewood's financial position and results of operations would actually have been had the RW Louisville Hotel Associates, LLC acquisition in fact occurred on such dates or to project Ridgewood's financial position or results of operations for any future period. Furthermore, the allocation of the purchase price is preliminary and subject to revision when additional information regarding asset and liability valuations is obtained.

     The Pro Forma Statements and the Notes thereto should be read in conjunction with the historical Consolidated Financial Statements of Ridgewood and Notes thereto included in Ridgewood's Annual Report on Form 10-K for the year ended March 31, 2001 and the historical Financial Statements of RW Louisville Hotel Associates, LLC and Notes thereto for the year ended December 31, 2000 included elsewhere in this report on Form 8-K/A.

                             RIDGEWOOD HOTELS, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2001
                    (in thousands, except per share amounts)

                                                               RW Louisville
                                              Ridgewood         Hotel Assoc.                   Pro Forma      Pro Forma
                                             Hotels, Inc.           LLC           Total       Adjustments    Consolidated
                                             ------------      -------------    ---------     -----------    ------------
Cash and cash equivalents                     $  1,478           $    128       $  1,606         $  --         $  1,606

Receivables from affiliates                        402                 --            402            --              402

Other operating receivables                        407                329            736           (39)(a)          697

Notes receivables                                  250                 --            250            --              250

Other current assets                               109                725            834            --              834
                                             ------------      -------------    ---------     -----------    ------------
Total current assets                             2,646              1,182          3,828           (39)           3,789
                                             ------------      -------------    ---------     -----------    ------------
Operating properties                                --             19,973         19,973           736(b)        20,709

Land held for sale                               1,400                 --          1,400            --            1,400

Investment in Louisville Hotel, LLC                 --                 --             --            --               --
                                             ------------      -------------    ---------     -----------    ------------
Total real estate investments                    1,400             19,973         21,373           736           22,109
                                             ------------      -------------    ---------     -----------    ------------
Management contracts                             1,688                 --          1,688            --            1,688

Other assets                                        37                347            384            --              384
                                             ------------      -------------    ---------     -----------    ------------
Total assets                                  $  5,771           $ 21,502       $ 27,273         $ 697         $ 27,970
                                             ============      =============    =========     ===========    ============

Accounts payable                              $    296           $    477       $    773         $ (39)(a)     $    734

Payables to affiliates                             206                 --            206            --              206

Accrued compensation                               101                157            258            --              258

Accrued legal and audit fees                       207                 --            207            --              207

Lease commitment for vacated office                 94                 --             94            --               94

Accrued interest and other liabilities             310                432            742            --              742
                                             ------------      -------------    ---------     -----------    ------------
Total current liabilities                        1,214              1,066          2,280           (39)           2,241
                                             ------------      -------------    ---------     -----------    ------------
Accrued pension liability                          894                 --            894                            894

Other long-term liabilites                          30                 --             30            --               30

Long- term debt                                  1,933             21,172         23,105            --           23,105
                                             ------------      -------------    ---------     -----------    ------------
Total long-term liabilites                       2,857             21,172         24,029            --           24,029
                                             ------------      -------------    ---------     -----------    ------------
Total liabilities                                4,071             22,238         26,309           (39)          26,270
                                             ------------      -------------    ---------     -----------    ------------
Preferred stock                                    450                 --            450            --              450

Common stock                                        25                 --             25            --               25

Paid-in-surplus                                 17,671                 --         17,671            --           17,671

Accumulated deficit                            (16,446)              (736)       (17,182)          736(b)       (16,446)
                                             ------------      -------------    ---------     -----------    ------------
Total shareholder's investment                   1,700               (736)           964           736            1,700
                                             ------------      -------------    ---------     -----------    ------------
Total liabilities and shareholders'
investment                                    $  5,771           $ 21,502       $ 27,273         $ 697         $ 27,970
                                             ============      =============    =========     ===========    ============

                             RIDGEWOOD HOTELS, INC.
             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2001

     The following adjustments reflect the acquisition as if it was consummated on March 31, 2001 and using the purchase method of accounting. The total purchase price for the acquisition of RW Louisville Hotel Associates, LLC has been preliminarily allocated to assets and liabilities based upon management's estimate of their respective fair market values. The allocation of the purchase price is subject to revisions when additional information concerning asset and liability valuations is obtained.

     (a) The $39,000 pro forma adjustment relates to management fees which RW Louisville Hotel Associates, LLC owes to Ridgewood for managing the hotel.

     (b) The $736,000 pro forma adjustment relates to the allocation of the purchase price to RW Louisville Hotel Associates, LLC's tangible fixed assets.

                                     RIDGEWOOD HOTELS, INC.
                      UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                            FOR THE FISCAL YEAR ENDED MARCH 31, 2001
                            (in thousands, except per share amounts)

                                                                RW Louisville
                                                 Ridgewood     Hotel Associates                         Pro Forma        Pro Forma
                                                Hotels, Inc.         LLC         Consolidated
                                                 Historical       Historical      Historical           Adjustments      Consolidated
                                                 ----------       ----------      ----------           -----------      ------------
Revenues from wholly-owned
   operations                                     $  1,789         $ 8,598         $ 10,387            $    --            $ 10,387

Revenues from hotel management                       2,534              --            2,534               (258)(a)           2,276

Sales of real estate properties                      5,798              --            5,798                 --               5,798

Equity in net income of unconsolidated
   entities                                            251              --              251                 --                 251

Interest income                                         72              --               72                 --                  72

Other                                                   22              --               22                 --                  22
                                                 ----------       ----------      ----------           -----------      ------------
Total revenues                                      10,466           8,598           19,064               (258)             18,806

Expenses of wholly-owned real estate
   properties                                        2,180           6,061            8,241               (258)(a)           7,983

Cost of real estate sold                             2,922              --            2,922                 --               2,922

Lease expense for vacated office                       107              --              107                 --                 107

Depreciation and amortization                          546             915            1,461               (217)(b)           1,244

Interest expense                                       273           1,810            2,083                 --               2,083

General and administrative                           2,202              --            2,202                 --               2,202

Provision for doubtful accounts                        189              --              189                 --                 189

Business development                                    17              --               17                 --                  17

Writedown on hotel investment                        2,000              --            2,000                 --               2,000
                                                 ----------       ----------      ----------           -----------      ------------
Total expenses                                      10,436           8,786           19,222               (475)             18,747
                                                 ----------       ----------      ----------           -----------      ------------

Income (loss) before taxes                              30            (188)            (158)               217                  59

Taxes                                                  (70)             --              (70)                --                 (70)
                                                 ----------       ----------      ----------           -----------      ------------

Net (loss) income before taxes                         (40)           (188)            (228)               217                 (11)


Preferred dividends                                   (360)             --             (360)                --                (360)
                                                 ----------       ----------      ----------           -----------      ------------

Net (loss) income applicable to common
   shareholders                                       (400)           (188)            (588)               217                (371)
                                                 ==========       ==========      ==========           ===========      ============

Basic and diluted (loss) income per
share                                             $  (0.16)        $ (0.07)        $  (0.23)           $  0.09            $  (0.15)

                             RIDGEWOOD HOTELS, INC.
          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                                 MARCH 31, 2001


     The pro forma adjustments below give effect to the acquisition of RW Louisville Hotel Associates, LLC as if it had been consummated on April 1, 2000, the first day of the Ridgewood's 2001 fiscal year.

     (a) The $258,000 pro forma adjustment relates to management fees which Ridgewood recognized for managing the hotel.

     (b) The $217,000 pro forma adjustment relates to the decrease in depreciation related to the allocation of the purchase price to RW Louisville Hotel Associates, LLC's tangible fixed assets.